UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 13, 2020

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Collaboration Agreement.

Collaboration Agreement

On July 13, 2020, Blueprint Medicines Corporation (the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (collectively, “Roche”), pursuant to which the Company granted Roche exclusive rights to develop and commercialize the Company’s drug candidate pralsetinib worldwide, excluding Mainland China, Hong Kong, Macau and Taiwan (“Greater China”), and a co-exclusive license in the U.S. to develop and commercialize pralsetinib. In addition, Roche will have the right to opt in to a next-generation RET compound co-developed by the Company and Roche.

Under the Collaboration Agreement, the Company will receive $775 million in upfront payments, including a cash payment of $675 million and an equity investment by Roche Holdings, Inc. (“Roche Holdings”) of $100 million in the Company’s common stock at a purchase price of $96.57 per share. In addition, the Company will be eligible to receive up to an additional $927 million in contingent payments, including specified development, regulatory and sales-based milestones for pralsetinib and any licensed product containing a next-generation RET compound. Of the total contingent payments, approximately $90 million are related to potential near-term marketing approval-related milestones.

In the U.S., the Company and Roche will work together to co-commercialize pralsetinib and will equally share responsibilities, profits and losses. In addition, the Company is eligible to receive tiered royalties ranging from high-teens to mid-twenties on annual net sales of pralsetinib outside the U.S., excluding Greater China. In addition, the Company and Roche have agreed to co-develop pralsetinib globally in RET-altered solid tumors, including non-small cell lung cancer, medullary thyroid cancer and other thyroid cancers, as well as other solid tumors. The Company and Roche will share global development costs for pralsetinib at a rate of 45 percent for the Company and 55 percent for Roche up to a specified amount of aggregate joint development costs, after which the Company’s share of global development costs for pralsetinib will be reduced by a specified percentage. The Company and Roche will also share specified global development costs for any next-generation RET compound co-developed under the collaboration in a similar manner.

Unless earlier terminated in accordance with its terms, the Collaboration Agreement will expire on a licensed product-by-licensed product basis (i) in the U.S. upon the expiration of the gross profit sharing term for such licensed product and (ii) outside the U.S. on a country-by-country basis at the end of the applicable royalty term for such licensed product.  Roche may terminate the Collaboration Agreement in its entirety or on a licensed product-by-licensed product or country-by-country basis subject to certain notice periods.  Either party may terminate the Collaboration Agreement for the other party’s uncured material breach or insolvency.  Subject to the terms of the Collaboration Agreement, effective upon termination of the Collaboration Agreement, the Company is entitled to retain specified licenses to be able to continue to exploit the licensed products.

Subject to specified exceptions, the Company and Roche have each agreed not to directly or indirectly conduct specified late-stage development and commercialization activities outside of the Collaboration Agreement anywhere in the world during the term of the Collaboration Agreement, excluding Greater China in the case of the Company.  CStone Pharmaceuticals will retain all rights to develop and commercialize pralsetinib in Greater China under its existing collaboration with the Company.

The foregoing description of the material terms of the Collaboration Agreement is qualified in its entirety by reference to the complete text of the Collaboration Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

Stock Purchase Agreement

Pursuant to the Collaboration Agreement, on July 13, 2020, the Company entered into a Stock Purchase Agreement with Roche Holdings (the “Stock Purchase Agreement”) pursuant to which the Company will issue and sell 1,035,519 of its shares of common stock (the “Shares”) to Roche Holdings in a private placement at a purchase price of $96.57 per share and will receive approximately $100 million in gross proceeds.

The closing for a minority portion of the equity investment is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The Stock Purchase Agreement contains other customary terms and conditions, including mutual representations, warranties and covenants.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance and sale of the Shares pursuant to the Stock Purchase Agreement set forth under Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure.

On July 14, 2020, the Company issued a press release regarding the collaboration, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”). The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Based on its current operating plans, the Company anticipates that its existing cash, cash equivalents and investments, together with the upfront payments under the Collaboration Agreement and Stock Purchase Agreement and anticipated future product revenues, will provide sufficient capital to enable the Company to achieve a self-sustainable financial profile.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on July 14, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: July 14, 2020	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

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